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                                                                  Exhibit 10.14

                       AGREEMENT AND RELEASE OF ALL CLAIMS
                       -----------------------------------







                                 (CONFIDENTIAL)






                          William E. Fisher ("Fisher")

                                       and

                  Transaction Systems Architects, Inc. ("TSA")





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                       AGREEMENT AND RELEASE OF ALL CLAIMS
                       -----------------------------------

     The parties to this Agreement and Release of All Claims ("Agreement and Release"), dated as of May 1, 2001, are William E. Fisher ("Fisher") and Transaction Systems Architects, Inc., its predecessors, successors, assigns, officers, directors, agents, attorneys, employees (current and former), and all affiliated, parent, or subsidiary companies or divisions ("TSA").

     WHEREAS, the parties to this Agreement and Release recognize that TSA has employed Fisher as its Chief Executive Officer; that Fisher has acted as Chairman of the Board of TSA; that Fisher and TSA wish to end these relationships in an amicable and cooperative manner; that TSA advanced Fisher Three Million Dollars and no cents ($3,000,000.00) in 2000 to be repaid by Fisher to TSA unless certain conditions were met (the "Fisher Loan"); that both Fisher and TSA desire a smooth transition in leadership; that the direct or indirect solicitation of the employees of TSA would be highly disruptive and detrimental to the business of TSA; that Fisher has agreed to enter into this Agreement and Release in exchange for a severance arrangement and other good and valuable considerations, which are in addition to any benefits Fisher may be otherwise entitled to receive; and that TSA has agreed to enter into this Agreement and Release in exchange for certain releases and good and valuable considerations.

     NOW, THEREFORE, in consideration of the above recitals, the parties' desires, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     A.   CONSIDERATION.
          -------------

     1. TSA. In exchange for and in consideration of the promises of Fisher contained in this Agreement and Release, TSA agrees to:

          (a) Forgive one-half (1/2) of the Fisher Loan, such forgiven portion totaling One and One-Half Million Dollars and no cents ($1,500,000.00), in appreciation of Fisher's tenure with TSA;

          (b) Forgive Four Hundred and Fifty Thousand Dollars and no cents ($450,000.00) of the Fisher Loan, an amount equivalent to twenty-seven months of Fisher's salary;

          (c) Forgive Five Hundred Thousand Dollars and no cents ($500,000.00) of the Fisher Loan, such amount to be considered a partial tax equalization on Fisher's behalf;

          (d) Allow Fisher to repay the remaining Five Hundred and Fifty Thousand Dollars and no cents ($550,000.00) of the Fisher Loan in one lump sum payment, due on June 1, 2002 with interest at eight percent (8.0%) per annum pursuant to the terms of the Promissory Note attached hereto as EXHIBIT A;


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          (e)   Allow Fisher three (3) years from the Effective Date of this
     Agreement and Release to exercise all stock options which are vested as of the Effective Date of this Agreement and Release and which were granted to Fisher under the TSA 1997 Management Stock Option Plan or any similar plan adopted by TSA, at the end of which time all of Fisher's stock options which remain unexercised shall immediately terminate and be canceled;

          (f) Refrain from making disparaging or critical statements with respect to Fisher related to matters that arose during his employment and during his continued twelve (12) months association with TSA as provided herein; provided, however, that disclosures or statements made by TSA in good faith and as deemed necessary or appropriate in connection with (i) federal or state securities law disclosures, and/or (ii) customary communications with analysts, shareholders, officers, or directors regarding changes in the TSA's strategy or operations shall not be deemed to be disparaging or critical statements hereunder;

          (g) Indemnify Fisher for liabilities and expenses which relate to claims arising during Fisher's term as an officer and director of TSA and during the advisory services contemplated by this Agreement and Release, to the extent provided for and not otherwise excluded under the terms of TSA's existing directors' and officers' indemnification as provided under TSA's Certificate of Incorporation and Bylaws; and

          (h) Pay the reasonable fees and expenses of Fisher's legal counsel incurred in connection with the negotiation and preparation of this Agreement and Release and the Promissory Note, not to exceed a total of One Thousand Five Hundred Dollars and no cents ($1,500.00).

     The consideration set forth above generally shall become due and payable only following the expiration of the seven (7) day period described in paragraph I hereof and only if Fisher does not exercise Fisher's right to revoke this Agreement and Release as set forth in paragraph I hereof.

     2. FISHER. In exchange for and in consideration of the promises of TSA contained in this Agreement and Release, Fisher agrees:

          (a) Fisher will resign as Chief Executive Officer of TSA and as Chairman of the Board for TSA, effective May 1, 2001;

          (b) Fisher will repay the remaining Five Hundred and Fifty Thousand Dollars and no cents ($550,000.00) of the Fisher Loan in one lump sum payment, due on June 1, 2002 with interest at eight percent (8.0%) per annum pursuant to the terms of the Promissory Note attached hereto as EXHIBIT A;

          (c) Within three (3) years of the Effective Date of this Agreement and Release, Fisher will either exercise or forfeit all stock options which are vested as


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     of the Effective Date of this Agreement and Release and which were granted to Fisher under the TSA 1997 Management Stock Option Plan or any similar plan adopted by TSA, at the end of which time all of Fisher's stock options which remain unexercised shall immediately terminate and be canceled;

          (d) That all stock options which were granted to Fisher under the TSA 1997 Management Stock Option Plan or any similar plan adopted by TSA and which are unvested as of the Effective Date of this Agreement and Release shall terminate and be canceled as of the Effective Date of this Agreement and Release;

          (e) Fisher will provide transition and advisory services as may be reasonably requested by TSA during a transition period of twelve (12) months from the date of this Agreement and Release; provided that such transition and advisory services shall not involve an average time commitment of more than eight (8) hours per week during such period and during such period TSA shall reimburse Fisher for travel and other out-of-pocket expenses reasonably incurred by Fisher on TSA's behalf pursuant to TSA's expense reimbursement policy;

          (f) For a period of two (2) years from the Effective Date of this Agreement and Release, Fisher will not directly or indirectly (i) solicit, induce, persuade, or endeavor to entice away from TSA any employee of TSA, or (ii) solicit, induce, persuade, or encourage any employee of TSA to terminate his or her employment with TSA. Fisher recognizes that TSA's relationships with its employees are among TSA's most valuable assets and that developing and maintaining these relationships is one of TSA's highest priorities;

          (g) For a period of three (3) years from the Effective Date of this Agreement and Release, Fisher will not, except as specifically authorized by TSA in writing, directly or indirectly use any Confidential Information for his own gain or disclose or disseminate to any person any Confidential Information. "Confidential Information" shall mean any and all information and compilations of information relating to TSA's business that are not generally known to the public and that were provided to Fisher while employed or associated with TSA; and

          (h) Fisher will refrain from making disparaging or critical statements with respect to TSA related to matters that arose during his employment and during his continued twelve (12) months association with TSA as provided herein.

     Fisher agrees that, except as otherwise provided in this Agreement and Release, no additional payments or other consideration are appropriate or due to him for any reason, including, but not limited to, under the terms of any employment agreement, under the terms of the TSA Management Incentive Compensation Plan, under the terms of any other TSA compensation, incentive or similar plan or agreement, or as payment for any accrued vacation or other paid days off, etc.


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     Fisher agrees that he may elect at his own expense to continue to participate (or not participate) in the TSA health care plan pursuant to COBRA under the same terms and conditions as any other former TSA employee.

     Fisher agrees that his status under and his contributions to the TSA Deferred Compensation Plan will be treated in accordance with the terms of such plan as applicable to persons whose employment with TSA has terminated.

     Fisher agrees that any breach of this Agreement and Release on his part shall cause any and all unpaid portions of the Fisher Loan to become due and payable immediately; provided, however, that TSA shall first deliver written notice of any such breach to Fisher and Fisher shall thereafter have a period of thirty (30) days during which to cure such breach to TSA's reasonable satisfaction. If such breach is not cured as provided in the above sentence, TSA shall thereafter have the right to cause any and all unpaid portions of the Fisher Loan to become due and payable immediately

     B.   RELEASE OF CLAIMS.
          -----------------

     In exchange for and in consideration of the promises and consideration set forth in paragraph A, Fisher releases and forever discharges TSA from all claims of any kind whatsoever now existing that in any way relate to the employment of Fisher by or for the benefit of TSA up to the date of the execution of this Agreement and Release. The claims released and discharged include, but are not limited to, all claims asserted or that could have been asserted under any federal, state, or local constitution, law, regulation, ordinance, or common law that in any way relate to any contractual obligations; to any verbal agreements; to employment; to discrimination or harassment in employment; to termination of employment; and/or to retaliation with respect to employment, including, but not limited to, the following:

          1. All claims under the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 et seq.;

          2. All claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et seq.;

          3. All claims under the Family and Medical Leave Act, as amended, 29 U.S.C. Section 2601 et seq.;

          4. All claims under the Americans with Disabilities Act, as amended, 42 U.S.C. Section 12101 et seq.;

          5.    All claims under any state anti-discrimination laws;

          6.    All claims for breach of an express or implied contract;

          7. All tort claims, including, but not limited to, retaliation for assertion of workers' compensation rights and/or wrongful discharge in violation of public policy;


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          8.    All claims under any workers' compensation law;

          9. All claims regarding employee benefits, including, but not limited to, all claims under the Employee Retirement Income Security Act;

          10. All claims for wages or paid time off benefits, including all claims under any federal or state wage payment laws, including, but not limited to, the Fair Labor Standards Act; and

          11.   All claims for attorneys' fees.

     In exchange for and in consideration of the promises and consideration set forth in paragraph A, TSA releases and forever discharges Fisher from all claims it may have against Fisher for any negligent act or omission, or any error he made while employed other than any act which would be criminal or fraudulent in nature, up to the date of the execution of this Agreement and Release.

     C.   COVENANT NOT TO SUE.
          -------------------

     Each party agrees not to initiate any legal, administrative, or other proceedings against the other party hereto concerning the matters released in paragraph B. This provision in no way limits the rights of the parties to enforce the terms and conditions of this Agreement consistent with paragraph L hereof.

     D.   DATES OF END OF EMPLOYMENT.
          --------------------------

     Fisher's employment with TSA shall end effective May 1, 2001.

     E.   TAX CONSEQUENCES.
          ----------------

     Fisher agrees that Fisher has not relied on any advice from TSA concerning whether payments made, consideration received or debt forgiven pursuant to this Agreement and Release are taxable, but is relying on Fisher's own judgment under current law and that of his advisors.

     F.   CONFIDENTIALITY.
          ---------------

     This Agreement and Release may be specifically enforced and may be used as evidence in an action relating to the breach of this Agreement and Release, but otherwise this Agreement and Release and the Confidential Information shall be kept strictly confidential and shall not be disclosed to third parties, except
(1) as required by process of law, (2) Fisher may disclose this Agreement and Release to Fisher's attorney, financial advisor, and immediate family, and (3) TSA may disclose this Agreement and Release to individuals with a business-related need to know.


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     G.   NO ADMISSION OF LIABILITY.
          -------------------------

     The parties acknowledge and agree that the tender of this Agreement and Release and the consideration set forth herein are not admissions of liability or wrongdoing on behalf of either party, and both parties expressly deny any such liability or wrongdoing.

     H.   CONSULTATION WITH ATTORNEY.
          --------------------------

     Fisher acknowledges and agrees that he has been advised in writing to consult with an attorney prior to executing this Agreement and Release. In fact, Fisher acknowledges that he has consulted with Virgil Johnson, Esq., regarding this Agreement and Release.

     I.   TIME TO CONSIDER AND REVOKE.
          ---------------------------

     Fisher acknowledges and agrees he was given a period of at least twenty-one
(21) days during which to consider this Agreement and Release, although Fisher may execute it at any time during those twenty-one (21) days if Fisher desires. Fisher further acknowledges that he has been given a period of seven (7) days following the execution of this Agreement and Release to revoke the Agreement and Release.

     J.   EFFECTIVE DATE OF AGREEMENT AND RELEASE.
          ---------------------------------------

     This Agreement and Release shall become effective upon the expiration of the seven (7) day period described above in paragraph I hereof (the "Effective Date").

     K.   EQUITABLE REMEDIES.
          ------------------

     Fisher and TSA agree that it is impossible to measure in money the damages that will accrue to TSA if Fisher uses or discloses directly or indirectly any Confidential Information or solicits directly or indirectly any TSA employees as described in paragraph A, that such action will result in irreparable damage to TSA, and that, in any court of competent jurisdiction, TSA shall be entitled to apply for and obtain an injunction restraining Fisher from any and all use or disclosure of Confidential Information and solicitation of TSA employees. The parties agree that TSA shall be entitled to recover its costs, expenses, and attorneys' fees from Fisher if TSA finds it necessary to seek equitable relief and it is successful in its action. The parties agree that Fisher shall be entitled to recover his costs, expenses, and attorneys' fees from TSA if TSA in not successful.

     L. ARBITRATION.
        -----------

     If, following the Effective Date of this Agreement and Release, any dispute arises with regard to this Agreement and Release, Fisher's employment or association with TSA (or the end thereof), or any other alleged obligations or associations between the parties, such dispute shall be submitted to binding arbitration in accordance with the rules for resolution of disputes relating to written agreements promulgated by the American Arbitration Association.


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     The parties agree that the arbitration shall take place in Omaha, Nebraska.
Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     This arbitration provision and requirement does not apply to the Confidential Information and solicitation of employees provisions of this Agreement and Release, which are specifically contemplated and described in paragraphs A and F hereof.

     M.   SEVERABILITY OF PROVISIONS.
          --------------------------

     The provisions of this Agreement and Release shall be deemed severable, and the invalidity or unenforceability of any one or more of its provisions shall not affect the validity or enforceability of any of the other provisions.

     N.   WAIVER.
          ------

     Fisher or TSA's failure to exercise any of their rights under this Agreement and Release with regard to a breach of this Agreement and Release shall not be construed as a waiver of such breach, nor shall it prevent Fisher or TSA from later enforcing strict compliance with any and all promises in this Agreement and Release. The rights and remedies expressly specified in this Agreement and Release are cumulative and not exclusive of any other rights and remedies that either party might otherwise have against the other.

     O.   NO OTHER REPRESENTATIONS.
          ------------------------

     Fisher acknowledges that no promise or agreement not expressed in this Agreement and Release has been made; that this Agreement and Release is not executed in reliance upon any statement or representation made by TSA or by any person employed by or representing TSA other than the statements contained in the Agreement and Release itself; that the terms of this Agreement and Release are contractual and not merely recitals; and that this Agreement and Release shall not be modified, altered, or changed except upon the express written consent of all the parties hereto.

     P.   CHOICE OF LAW.
          -------------

     The enforcement of this Agreement and Release shall be governed and interpreted by and under the laws of the State of Nebraska, excluding choice of law provisions thereunder, whether or not any party is or may hereafter be a resident of another state.

     Q.   MERGER.
          ------

     This Agreement and Release shall supercede all previous and/or other agreements of the parties of any kind.


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     R.   POWER AND AUTHORITY.
          -------------------

     TSA, by its execution below, hereby acknowledges and represents that it has the power and authority to enter into this Agreement and Release.



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     I ACKNOWLEDGE THAT I HAVE READ AND I UNDERSTAND THIS SEVERANCE AGREEMENT
AND RELEASE OF ALL CLAIMS. I ACCEPT ALL OF THE TERMS CONTAINED HEREIN AT MY DISCRETION, KNOWINGLY AND VOLUNTARILY. I UNDERSTAND THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY ANY OF THE PARTIES. I ACKNOWLEDGE THAT I CONSULTED AN ATTORNEY REGARDING THIS AGREEMENT AND RELEASE.


                                 /s/ William E. Fisher
                                 ----------------------------------------
                                 William E. Fisher


                                       Dated this 1st day of  May, 2001.

STATE OF NEBRASKA          )
                           )    ss.
COUNTY OF DOUGLAS          )


     On this 1st day of May, 2001, before me the undersigned Notary Public, personally appeared William E. Fisher, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his own free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Omaha, Nebraska the day and year last above written.


                                 /s/ Claudia A. Coleman
                                 -----------------------------------------------
                                 Notary Public in and for said County and State


                                 My term expires:   March 5, 2003
                                                    ----------------------------


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                   ATTORNEY APPROVAL OF AGREEMENT AND RELEASE
                   ------------------------------------------


     The undersigned, as attorney for William E. Fisher, hereby declares that he has read the above and foregoing Agreement and Release of All Claims and that he discussed and explained all the terms of the Agreement and Release to William E. Fisher. The undersigned further declares that, except as otherwise provided in paragraph A(1) of this Agreement and Release, he does hereby waive any claim to attorneys' fees concerning William E. Fisher in this matter with TSA and that William E. Fisher has agreed to be fully responsible for any attorneys' fees and/or liens of the undersigned and of any and all other attorneys who may have represented William E. Fisher in this matter.

                                  /s/ Virgil Johnson
                                 -----------------------------------------------
                                 Virgil Johnson, Esq., on behalf of himself and his firm




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                                   APPROVED AND AGREED


                                   Transaction Systems Architects, Inc. ("TSA")


                                   By: /s/ Dwight Hanson
                                      ------------------------------------------

                                   Printed Name: Dwight Hanson
                                                --------------------------------

                                   Title: Chief Financial Officer
                                         ---------------------------------------


STATE OF NEBRASKA          )
                           ) ss
COUNTY OF DOUGLAS          )



     Before me, the undersigned Notary Public in and for said county and state, this day personally appeared Dwight G. Hanson, Chief Financial Officer of TSA, personally known to me to be the person who executed the foregoing instrument on behalf of said corporation, acknowledging his full authority to act on behalf of said corporation.

     Witness my hand and seal this 1st day of May, 2001.


                                   /s/ Claudia A. Coleman
                                   --------------------------------------------
                                   Notary Public



                                   My commission expires: March 5, 2003
                                                          ---------------------



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